EMPLOYMENT AGREEMENT
                  EMPLOYMENT AGREEMENT (the "Agreement"), dated as of the 3rd day of June, 1999, by and between The Harmat Organization, Inc. (the "Company") with an address at Box 549, Speonk, New York 11972 and Jeffrey W. Sass ("Sass") residing at 5681 Hawkes Bluff, Davie, Florida 33331.
                  WHEREAS, Sass and the Company have agreed that Sass shall render services to the Company in the capacity of Executive Vice-President pursuant to the terms of this Agreement.
                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the parties hereto have agreed and do hereby mutually agree as follows:
                  1. Employment Term: The term of this Agreement shall commence on the date hereof and shall expire three years thereafter (the "Employment Period") subject to the provisions of Section 5. In the event Leigh Rothschild's Employment Agreement is extended, then this Employment Agreement shall be extended for the same term.
                  2. Duties of Executive: Sass shall serve as Executive Vice-President of the Company and shall be required to perform such duties as may from time to time be required by the Board of Directors of the Company. The Company agrees to indemnify Sass as an officer of the Company to the fullest extent permitted by law.
                  3.  Compensation:
                  (a) As compensation for his services hereunder, the Company shall pay Sass, during the Employment Period, a base salary ("Base Salary") payable as follows:

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(i) One Hundred Fifty Thousand Dollars ($150,000.00) for the first year;

(ii) One Hundred Seventy Thousand Dollars ($175,000.00) for the second year;

(iii) Two Hundred Thousand Dollars ($200,000.00) for the third year;

                  (b) The Company may withhold from payments of Employee's salary amounts required to be withheld by the Company from time to time from such salary under applicable Federal, State, and local laws and regulations then in effect.
                  (c) Upon submission of written statements and bills in accordance with the then regular procedures of the Company, Sass shall be entitled to reimbursement for reasonable out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, including, but not limited to, reimbursement for travel and car expenses. A Company credit card will also be made available to Sass. In addition, Sass shall also be entitled to a car allowance of $750 per month, plus cost of insurance and maintenance.
                  (d) During the term of his employment, no other employee of equal or lesser position/title shall receive greater compensation than Sass, not including performance based commissions to sales staff.
                  (e) In the event Leigh Rothschild receives a bonus under his Employment Agreement, then Jeffrey Sass shall hereunder, be entitled to a bonus equal to sixty (60%) percent of the bonus granted to Leigh Rothschild.
                  4.   Employee Benefits:
                  (a) Sass shall be included to the extent eligible thereunder (at the expense of the Company, if appropriate) in any and all existing plans (and any plans which may be adopted in the

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future) providing benefits for the Company's employees generally, including, but not limited to, group life and disability insurance, hospitalization, medical, vacation, retirement, stock option plans and any and all similar or comparable benefits.
                  (b) Due to the fact that the Company's success is dependent upon the activities of Sass, the Company will provide keyman insurance on the life of Mr. Sass in the amount of $1,000,000.00 and Sass will cooperate in obtaining and maintaining such policy. This policy shall be a "whole life" insurance policy (the "Policy"). At the termination of this Agreement, for any reason, the Company shall, at Sass' sole option, assign Sass all of its right, title and interest in the Policy. At that time, Sass may, at his expense, cause the Policy to continue in full force and effect and shall have the option to designate a beneficiary of his choice.
                  5.   Termination:
                  (a) The Company may terminate Sass's employment hereunder at any time for cause only by written notice but only after a decision by the Board of Directors of the Company which is communicated to Sass in writing thirty (30) days prior to the effective date of termination; provided however, that the Company pays to Sass a severance payment equal to the aggregate Base Salary otherwise owed to him over the remaining term of the Employment Period and allow Sass to retain any options granted under any option plan granted to him notwithstanding the fact that such options may not be vested and/or exercisable at the time of termination under this Section 5(a).

(b) For purposes of this Agreement "For Cause" shall mean:

(i) Deliberate misappropriating any funds or properties of the Company;




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                       (ii)    Gross mismanagement of the Company;

                  (c) In the event Sass dies or becomes disabled so as not to be able to perform his duties as set forth herein for a period exceeding twelve
(12) moths, this Agreement shall terminate and no further compensation shall be payable to Sass, except as may otherwise be provided under any insurance policy, employee benefit plan, or similar instrument; provided however, that during any such period of disability, Sass shall be entitled to his base salary as provided under Section 3(a) for a period not to exceed twelve (12) months.

6. Covenant Not to Compete: Sass agrees that, commencing the date hereof and continuing until the due date of his final payment of salary due hereunder, he will not, except on behalf of the Company or with the written consent of the Company (i) engage in any business activity in the United States, directly or indirectly, on his own behalf or as a partner, stockholder (except by ownership of less than ten percent (10%) of the outstanding stock of a publicly-held corporation), director, trustee, principal, agent, employee, consultant or otherwise of any person, firm or corporation which then is competitive with an activity in which the Company or any parent or subsidiary of the Company is then engaged at the time; (ii) allow the use of his name by or in connection with any business activity which then is principally competitive with any activity in which the Company or any of its parents or subsidiaries is then engaged; or
(iii) offer employment to or employ, for himself or on behalf of any then competitor of the Company or any of its parents or subsidiaries, any persons who at any time within the prior 6 months shall have been employed by the Company or any parent or subsidiary of the Company. Sass recognizes that as an officer and/or director of the

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Company,  he has a  fiduciary  duty  to  reveal  to  the  Company  all  business opportunities that he may discover if said opportunities concern technology, products or business which is related, either directly or indirectly, to the Company's type of technology, products or business, either at the present or in the anticipated future. In that event, the Company shall have the first right to participate in said business opportunity. For the purpose of this section, "business opportunity" shall include but shall not be limited to, the purchase of any interest in any business entity which is related to the type of technology products or business of the Company, by either Sass, any agent of
Sass,  or any  entity  controlled  by Sass,  its  officers,  directors,  agents,
attorneys,  employees,  subsidiaries,   parents,  affiliates,  joint  venturers,
partners, division, predecessors, and all other persons acting for, purporting to act for, or subject to, the control of Sass.

                  7. Default - Remedies: In the event of proof of breach by Sass, the Company shall be entitled to pursue any remedy at law or equity, and shall specifically have the right to terminate any further payments of any kind or nature to be made under this Agreement.
                  8. Confidential Information: Except as otherwise required by law, Sass shall not disclose or use at any time, except as part of his employment by the Company, either during or subsequent to such employment, any secret or confidential information or knowledge obtained by Sass while employed by the Company. Without limiting the generality of the foregoing, Sass shall not disclose or use any information pertaining to the business of the Company or any parent or subsidiary of the Company, including, but not limited to, profit figures, names of or relationships with customers or advertisers, or the terms of any contracts to which it or they may be a party.

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The  obligation  imposed by this Section 8 shall survive the expiration or other termination of this Agreement.

                  9. Surrender of Documents:  Sass shall,  at the request of the
Company, promptly surrender to the Company or its nominee, upon any termination of his employment hereunder, or at any time prior thereto, any document, memorandum, record, letter, specification or other paper in his possession or under his control relating to the operations, business, customers, or affairs of the Company or its affiliates.
                  10. Waiver of Breach: The waiver be either the Company or Sass of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Company or Sass.
                  11.  Severability:  The invalidity or  unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity or enforceability of any other part of such provision or of any provision herein contained, and any invalid or unenforceable provision or part thereof shall be deemed severable to the extent of any such invalidity or unenforceability. If such invalidity or unenforceability is due to the unreasonableness of the time or geographical area covered by the covenants or restrictions of such provision, such covenants and restrictions shall nevertheless be effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction.

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                  12.  Assignment;  Binding  Effect:  The  obligations  of  Sass hereunder may not be assigned or delegated without the prior written consent of the Company. The rights and obligations of the parties shall inure to the
benefit   of,  and  be  binding   upon,   their   respective   heirs,   personal
representatives, successors and assigns.
                  13.      Notices:
                  (a) All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been given if delivered by hand or mailed within the continental United States by first class, certified mail, return receipt requested, postage and registry fees prepaid, or sent by telecopier (with receipt confirmation), to the applicable party and addressed as follows:
                       (i)     if to the Company:

                               The Harmat Organization, Inc.
                               P.O. Box 549
                               Speonk, New York 11972


                       (ii)    if to Sass:
                               5681 Hawkes Bluff
                               Davie Florida, 33331

                  (b) Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice or other communication sent by telecopier transmission shall be deemed given at the time of written confirmation of receipt.
                  14. Entire Agreement of the Parties: This Agreement expresses the entire agreement of the parties, and all promises, representations, understandings, arrangements and

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prior agreements are merged herein and superseded hereby. No person,  other than pursuant to a resolution of the Board, shall have any authority on behalf of the Company to agree to modify or change this Agreement or anything in reference thereto, and any such modification or change must be in writing and signed by both parties hereto.
                  15. Laws Governing: This Agreement has been entered into in the State of Florida and shall be construed, interpreted and governed in accordance with the laws of the State of Florida without regard to the choice of laws provisions thereof.

16. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one document.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Sass has hereunto set his hand as of the day and year first above written.
                                            THE HARMAT ORGANIZATION, INC.


                                            By:
                                            Name: Matthew Schilowitz
                                            Title:   President

Accepted and Agreed

By:
Jeffrey W. Sass